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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-114059 of Great Lakes Dredge & Dock Corporation of our report dated March 19, 2004 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the headings "Independent Auditors" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois
May 4, 2004

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INDEPENDENT AUDITORS' CONSENT